Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of July 15, 2015

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %

WisdomTree U.S. Dividend Growth Fund	0.28%

WisdomTree United Kingdom Hedged Equity Fund	0.48%

WisdomTree Japan Hedged SmallCap Equity Fund	0.58%

WisdomTree U.S. SmallCap Dividend Growth Fund	0.38%

WisdomTree Emerging Markets Dividend Growth Fund	0.63%

WisdomTree Emerging Markets Consumer Growth Fund	0.63%

WisdomTree Germany Hedged Equity Fund	0.48%

WisdomTree Korea Hedged Equity Fund	0.58%

WisdomTree Japan Interest Rate Strategy Fund	0.50%

WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	0.23%

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	0.28%

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	0.43%

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	0.48%

WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%

WisdomTree Japan Hedged Real Estate Fund	0.48%

WisdomTree Japan Hedged Financials Fund	0.48%

WisdomTree Japan Hedged Capital Goods Fund	0.48%

WisdomTree Japan Hedged Health Care Fund	0.48%

WisdomTree Japan Hedged Tech, Media and Telecom Fund	0.48%

WisdomTree Europe Dividend Growth Fund	0.58%

WisdomTree International Hedged Dividend Growth Fund	0.58%

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%

WisdomTree Europe SmallCap Hedged Equity Fund	0.58%

WisdomTree Japan Hedged Dividend Growth Fund	0.48%

WisdomTree Western Asset Unconstrained Bond Fund	0.60%

WisdomTree Japan Dividend Growth Fund	0.48%

WisdomTree International Hedged SmallCap Dividend Fund	0.58%

WisdomTree Global ex-U.S. Hedged Dividend Fund	0.44%

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Name of Series	Fee %

WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%

WisdomTree Barclay’s U.S. Aggregate Bond Enhanced Yield Fund	0.20%

WisdomTree International Hedged Equity Fund	0.35%

WisdomTree Strong Dollar U.S. Equity Fund	0.33%

WisdomTree Weak Dollar U.S. Equity Fund	0.33%

	WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:		By:

	Name: Jonathan Steinberg		Name: Gregory Barton

	Title: President		Title: Chief Operating Officer

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